UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 21, 2025

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 21, 2025, Albertsons Companies, Inc. (the "Company"), together with its subsidiaries, Safeway Inc., New Albertsons L.P., and Albertson's LLC (collectively, the "Subsidiary Co-Issuers" and together with the Company, the "Co-Issuers"), announced that they intend to redeem for cash the entire $750 million aggregate principal amount outstanding of their 3.250% senior notes due 2026 (the "2026 Notes"). The 2026 Notes are redeemable at a redemption price equal to 100% of the aggregate principal amount of the 2026 Notes to be redeemed, plus any interest accrued and unpaid thereon to the redemption date. The redemption is expected to occur on November 20, 2025.

Item 7.01	Regulation FD Disclosure.

The information furnished under Item 2.04 is incorporated by reference in this Item 7.01.

Item 8.01	Other Events.

On October 21, 2025, the Company issued a press release announcing the proposed offering by the Company, Albertson's LLC, Safeway Inc., New Albertsons L.P. and Albertsons Safeway LLC of $1,250 million aggregate principal amount of new senior notes due 2031 (the "2031 Notes") and new senior notes due 2034 (the "2034 Notes" and together with the 2031 Notes, the "Notes"). The Notes will be issued to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and outside the United States in accordance with Regulation S under the Securities Act. On October 21, 2025, the Company issued a separate press release announcing the upsize and pricing of the offering of $700 million aggregate principal amount of the 2031 Notes at 5.500% and $800 million aggregate principal amount of the 2034 Notes at 5.750%, each issued at par. The Company intends to use the net proceeds from the offering, together with cash on hand, to (i) redeem in full the $750 million outstanding of its 2026 Notes which are scheduled to mature on March 15, 2026 (the "Refinancing"); (ii) repay a portion of the borrowings under its asset-based revolving credit agreement; and (iii) pay fees and expenses related to the Refinancing and the issuance of the Notes. The Company expects the offering of the Notes to close on or about November 10, 2025, subject to customary closing conditions. Copies of the press releases are attached as Exhibits 99.1 and 99.2 hereto and are incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith:

99.1	Press Release dated October 21, 2025
99.2	Press Release dated October 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

October 21, 2025	By:	/s/ Thomas Moriarty
	Name:	Thomas Moriarty
	Title:	Executive Vice President, M&A and Corporate Affairs